UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 17, 2009

_____________________________

Date of Report (Date of earliest event reported)

NEXTMART, INC.

______________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware                                                                                          000-26347                                                                                    410985135

___________________________________________________________________________________________________________________________

(State or other jurisdiction                                                                   (Commission                                                                                    (IRS Employer

 of incorporation)                                                                                File Number)                                                                                   Identification No.)

Oriental Plaza Bldg. W3, Twelfth Floor

                                    1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ______________________________________________________________________________________

(Address of principal executive offices)                      (Zip Code)

Registrant’s telephone number, including area code:  +86 (0)10 8518 9669

None

_____________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2009, as previously reported by us, we completed a Subscription Agreement with Redrock Venture Capital Ltd (“Redrock”), a BVI company, under which we agreed to issue up to $1,500,000 of our senior convertible notes (“Senior Notes”) to Redrock. At closing, we issued $1,250,000 in Senior Notes  in exchange for the cancellation of demand notes for the same principal amount held by Redrock. As a result, a total of $250,000 remained unsubscribed under the Subscription Agreement. On March 10, 2009, Redrock converted the $1,250,000 Senior Note into 83,333,333 shares of our  common stock. We also issued Redrock 2,500,000 shares of our common stock as prepaid interest for the $1,250,000 Senior Note. Please refer to our Form 8-K filed with the Securities and Exchange Commission on March 13, 2009 for more complete information concerning this matter (“March 13, 2009 Form 8-K”).

Redrock has since paid the $250,000 to us under the terms of the Subscription Agreement. In connection with that payment, on June 1, 2009, we issued a Senior Note in the amount of $250,000. This Senior Note is due and payable on November 1, 2010. We also are required to issue 500,000 shares of our common stock to Redrock as prepaid interest for the Senior Note as provided under the Subscription Agreement.

On June 17, 2009, we received a notice of conversion from Redrock converting the $250,000 Senior Note into 16,666,667 shares of our common stock at a conversion price is $0.015 per share.

Dr. Bruno Wu, our former Chairman and control person of our company, also is the Chairman of Redrock, however, Dr. Wu has no ownership interest in Redrock. Mr. Wu’s spouse, Ms. Yang Lan, is the majority shareholder of Redrock. She also is controlling shareholder of Sun Media Investment Holdings, one of our largest shareholders. As a result of the foregoing, the transactions described herein have not been the result of arm’s length negotiations among the parties, however, we believe that the transactions described herein are no less favorable to us than what would be available from independent third parties.

The general terms of the Senior Notes are disclosed in greater detail in Item 3.02 below.

Item 3.02. Unregistered Sales of Equity Securities.

As mentioned above, on June 1, 2009, we issued a $250,000 Senior Note to Redrock. We also are required to issue 500,000 shares of our common stock to Redrock as prepaid interest on the $250,000 Senior Note as provided under the Subscription Agreement.

The $250,000 Senior Note is initially convertible into our common shares at a conversion price of $0.015 per share.  After the occurrence of an event of default under the Senior Note, the conversion price shall be adjusted to eighty percent (80%) of the volume weighted average price of our common shares for the five trading days prior to a conversion date.

If, on the payment date, the market price for our common shares are equal to or more than $0.015 per share, we may make this payment in our common shares at the then existing conversion rate.  However, if, on the payment date, either (i) the market price for our common shares are less than $0.015 per share or (ii) a Registration Statement covering the common stock underlying the notes and warrants is not effective, then we must make this payment in cash in an amount equal to 135% of the Principal Amount component of the Monthly Amount.. Subject to certain terms and conditions set forth therein, the Senior Notes are redeemable by us at a rate of between 120% to 150% of the outstanding principal amount of the notes plus interest. We have agreed to register the secondary offering and resale of the shares issuable upon conversion of the New Notes and Interest Shares under certain circumstances.

On June 17, 2009, we received a notice of conversion from Redrock converting the $250,000 Senior Note into 16,666,666 shares of our common stock at a conversion price is $0.015 per share. These shares are in addition to the 500,000 shares of our common stock issuable to Redrock as prepaid interest on the $250,000 Senior Note

The $250,000 Senior Note is attached hereto as an exhibit to this Form 8-K, and the Subscription Agreement and $1,250,000 Senior Note referenced herein are attached as exhibits to the Form 8-K/A (Amendment No 1.) filed on March 18, 2009. The disclosures contained herein are qualified in their entirety by the terms and conditions of such documents.

Item 5.01 Changes in Control of Registrant.

As a result of the transaction described in Item 3.02, a change in control occurred with respect to our capital stock ownership.

The following table will identify, as of June 17, 2009, after giving effect to the conversion of the $250,000 Senior Note by Redrock and the issuance of the 500,000 shares of our common stock as prepaid interest, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and our officers and directors as a group.

Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Unless otherwise indicated, the address for each Beneficial Owner shall be NextMart Inc., Oriental Plaza Bldg. W3, Twelfth Floor, 1 East Chang’an Avenue, Dongcheng District Beijing, 100738

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class(1)
Bruno Wu(2)	115,101,526	59.6
Yang Lan(3)	115,101,526	59.6
Yu Huiyang(4)	100	0
Chen Zhaobin(5)	0	0
Tao Kan(6)	0	0
Carla Zhou (7)	1,000	0
Sun Media Investment Holdings Limited (“SMIH”) P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (8)	11,921,526	6.8
Redrock Capital Venture Ltd. (“Redrock”) Oriental Plaza Bldg. W3 12 Fl. East Chang'an Ave. Dongcheng District Beijing, 100738 PRC (9)	103,000,000	53.4
Officers and Directors as a group (4 persons)	1,100	<1

(1) Based on 176,038,067 shares of common stock which are issued and outstanding as of June 17, 2009. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2). Represents a total of 103,000,000 shares of common stock held by or issuable to Redrock (see footnote 9), 11,921,526 shares held by SMIH, and 180,000 shares held by Dr. Wu’s spouse, Ms. Yang Lan. Dr. Wu is Chairman and a Director of both Redrock and SMIH. His wife is the majority shareholder of both Redrock and SMIH. Dr. Wu disclaims ownership of all such shares.

(3). Represents 103,000,000 shares of common stock held by or issuable to Redrock (see footnote 9), 11,921,526 shares held by SMIH, and 180,000 shares held by Ms. Yang Lan. Ms. Yang is the spouse of Dr. Bruno Wu, our Chairman. Ms. Yang is the majority shareholder of both Redrock and SMIH.

(4). Mr. Yu is a director of our company.

(5). Mr. Chen is a director of our company.

(6). Mr. Tao is a director of our company. Mr. Tao resigned for our Board of Directors on June 18, 2009.

(7). Ms. Zhou is an officer and director of our company.

(8). The amount represents shares held by SMIH, and excludes 6.9 million shares held pursuant to a Pooling Agreement (“the Agreement”) between TLG, Sun Media Investment (“SMIH”), and us dated March 31, 2007, both SMIH and TLG agreed to place 6.9 million shares of their respective holdings in the Company into escrow until at least June 30, 2008, As a result of the Agreement, all 13.8 million shares collectively held by SMIH and TLG will not be transferable by either party unless there is first an amendment to the Agreement. Ms. Yang, the spouse of Dr. Bruno Wu, is the majority shareholder of SMIH.

(9). Represents 85,833,333 shares of our common stock currently held by Redrock, 16,666,667 of our shares issuable to Redrock by virtue of their conversion of the $250,000 Senior Note, and 500,000 shares of our common stock issuable to Redrock as prepaid interest under the $250,000 Senior Note. Ms. Yang, the spouse of Dr. Bruno Wu, is a controlling person of this shareholder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1

10.1 Senior Convertible Note in the amount of $250,000 in favor of Redrock Capital Venture, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date:  June 23, 2009

By:  /s/

Carla Zhou

Carla Zhou, Chief Executive Officer